Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:         Durus Capital Management, LLC

Date of Earliest Transaction Required to be Reported: January 29, 2002

Issuer Name and Ticker Symbol:      Allos Therapeutics, Inc. (ALTH)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, ste 320, South Norwalk, CT 06854 Durus Capital Management, LLC, 20 Marshall Street, ste 320,
South Norwalk, CT 06854

Signatures:


/s/ Scott Sacane
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Scott Sacane


Durus Capital Management, LLC



By:    /s/ Scott Sacane
       --------------------------
Name:  Scott Sacane
Title: Managing Member